EXHIBIT 10.46

COMSCORE, INC.

Performance Restricted Stock Units Award Notice

This PERFORMANCE RESTRICTED STOCK UNITS AWARD NOTICE (this “Notice”) is made as of June 5, 2018, by and between comScore, Inc., a Delaware corporation (the “Company”), and Bryan Wiener (the “Grantee”).

1.Certain Definitions. Capitalized terms used, but not otherwise defined, in this Notice will have the meanings given to such terms in the comScore, Inc. 2018 Equity and Incentive Compensation Plan (the “Plan”).
2.Grant of PRSUs. Subject to and upon the terms, conditions and restrictions set forth in this Notice and in the Plan, pursuant to authorization under a resolution of the Committee, the Company has granted to the Grantee as of June 5, 2018 (the “Date of Grant”) 68,151 performance-based Restricted Stock Units (“PRSUs”). Subject to the degree of attainment of the performance goals established for these PRSUs, as approved by the Committee and thereafter communicated to the Grantee (the “Statement of Performance Goals”), the Grantee may earn from 0% to 100% of the PRSUs. Each PRSU shall then represent the right of the Grantee to receive one share of Common Stock subject to and upon the terms and conditions of this Notice.
3.Payment of PRSUs. The PRSUs will become payable in accordance with the provisions of Section 6 of this Notice if the Restriction Period lapses and Grantee’s right to receive payment for the PRSUs becomes nonforfeitable (“Vest,” “Vesting” or “Vested”) in accordance with Section 5 of this Notice.
4.Restrictions on Transfer of PRSUs. Subject to Section 15 of the Plan, neither the PRSUs evidenced hereby nor any interest therein or in the shares of Common Stock underlying such PRSUs shall be transferable prior to payment to the Grantee pursuant to Section 6 hereof other than by will or pursuant to the laws of descent and distribution.
5.Vesting of PRSUs.

(a)
First Performance Period. Subject to the terms and conditions of this Notice, the PRSUs covered by this Notice shall Vest on May 30, 2021 (the “Service Vesting Date”) to the extent that the performance goals described in the Statement of Performance Goals for these PRSUs for the period commencing on the Date of Grant and ending on April 20, 2021 (the “2018-2021 Performance Goals”) are achieved, once determined and certified by the Committee in its sole discretion, conditioned upon the Grantee’s continuous employment with the Company or a Subsidiary through the Service Vesting Date (the period from the Date of Grant until April 20, 2021, the “First Performance Period,” and the period from the Date of Grant until the Service Vesting Date, the “Service Vesting Period”). For purposes of this Notice, “continuously employed” (or substantially similar terms) means the absence of any interruption or termination of the Grantee’s employment with the Company or a Subsidiary. Continuous employment shall not be considered interrupted or terminated in the case of transfers between locations of the Company and its Subsidiaries.

(b)
Second Performance Period. Subject to the terms and conditions of this Notice, the PRSUs covered by this Notice shall Vest, to the extent such PRSUs are not already Vested or forfeited, based on the extent to which the performance goals described in the Statement of Performance Goals for these PRSUs for the period commencing on April 21, 2021 and ending on June 5, 2023 (the “2021-2023 Performance Goals,” and, together with the 2018-2021 Performance Goals, the “Performance Goals”) are achieved, as determined and certified by the Committee from time to time in its sole discretion (the period from April 21, 2021 until June 5, 2023, the “Second Performance Period,” and, together with the First Performance Period, the “Performance Periods”).

(c)
Change of Control. Notwithstanding Sections 5 (a) and (b) above, if at any time before the PRSUs have become fully Vested or forfeited, a Change of Control (as defined in the Employment Agreement, dated as of April 20, 2018, between the Company and the Grantee (the “Employment Agreement”)) occurs, then on the date of such Change of Control, the PRSUs shall become Vested (to the extent they have not already become Vested) on the basis of the per share price paid in connection with the Change of Control. Any PRSUs that do not become Vested as of such time shall be immediately forfeited.

(d)
Forfeiture. Any PRSUs that have not Vested or become forfeited pursuant to Section 5 as of the end of the Second Performance Period will be forfeited automatically and without further notice after the end of the Second Performance Period (or earlier if, and on such date that, Grantee ceases to be continuously employed by the Company or a Subsidiary prior to the end of the Service Vesting Period for any reason, except as otherwise provided in the Employment Agreement).

6.Form and Time of Payment of PRSUs.

(a)
Payment for the PRSUs, after and to the extent they have Vested, shall be made in the form of shares of Common Stock. Payment of Vested PRSUs shall be made as soon as practicable following the date that such PRSUs Vest; provided, however, that in all events the PRSUs shall be paid no later than March 15 of the calendar year following the calendar year in which such PRSUs Vest. For the avoidance of doubt, the PRSUs shall in all events be paid no later than required to satisfy the short-term deferral exemption under Section 409A of the Code.

(b)	The Company’s obligations to the Grantee with respect to the PRSUs will be satisfied in full upon the issuance or transfer of Common Stock corresponding to such PRSUs.

7.Dividend Equivalents; Voting and Other Rights.

(a)
The Grantee shall have no rights of ownership in the Common Stock underlying the PRSUs and no right to vote the Common Stock underlying the PRSUs until the date on which the Common Stock underlying the PRSUs is issued or transferred to the Grantee pursuant to Section 6 above.

(b)
From and after the Date of Grant and until the earlier of (i) the time when the PRSUs Vest and are paid in accordance with Section 6 hereof or (ii) the time when the Grantee’s right to receive Common Stock in payment of the PRSUs is forfeited in accordance with Section 5 hereof, on the date that the Company pays a cash dividend (if any) to holders of Common Stock generally, the Grantee shall be credited with cash per PRSU equal to the amount of such dividend. Any amounts credited pursuant to the immediately preceding sentence shall be subject to the same applicable terms and conditions (including Vesting, payment and forfeitability) as apply to the PRSUs based on which the dividend equivalents were credited, and such amounts shall be paid in cash at the same time as the PRSUs to which they relate.

(c)
The obligations of the Company under this Notice will be merely that of an unfunded and unsecured promise of the Company to deliver Common Stock in the future, and the rights of the Grantee will be no greater than that of an unsecured general creditor. No assets of the Company will be held or set aside as security for the obligations of the Company under this Notice.

8.Adjustments. The PRSUs and the number of shares of Common Stock issuable for each PRSU and the other terms and conditions of the grant evidenced by this Notice are subject to mandatory adjustment, including as provided in Section 11 of the Plan.
9.Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with the delivery to the Grantee of Common Stock or any other payment to the Grantee or any other payment or vesting event under this Notice, the Grantee agrees that the Grantee will satisfy such requirement in a manner determined by the Committee prior to any payment to the Grantee, including but not limited to a “sell to cover” transaction through a bank or broker. It shall be a condition to the obligation of the Company to make any such delivery or payment that the Grantee has satisfied such requirement in the form or manner specified by the Company. In no event will the market value of the Common Stock to be withheld, sold and/or delivered pursuant to this Section 9 to satisfy applicable withholding taxes exceed the maximum amount of taxes or other amounts that could be required to be withheld.
10.Compliance With Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of the Plan and this Notice, the Company shall not be obligated to issue any Common Stock pursuant to this Notice if the issuance thereof would result in a violation of any such law.
11.Compliance With or Exemption From Section 409A of the Code. To the extent applicable, it is intended that this Notice and the Plan comply with or be exempt from the provisions of Section 409A of the Code. This Notice and the Plan shall be administered in a manner consistent with this intent, and any provision that would cause this Notice or the Plan to fail to satisfy Section 409A of the Code shall have no force or effect until amended to comply with or be exempt from Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of the Grantee).
12.Interpretation. Any reference in this Notice to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.
13.No Right to Future Awards or Employment. The grant of the PRSUs under this Notice to the Grantee is a voluntary, discretionary award being made on a one-time basis and it does not constitute a commitment to make any future awards. The grant of the PRSUs and any payments made hereunder will not be considered salary or other compensation for purposes of any severance pay or similar allowance, except as otherwise required by law. Nothing contained in this Notice shall confer upon the Grantee any right to be employed or remain employed by the Company or any of its Subsidiaries, nor limit or affect in any manner the right of the Company or any of its Subsidiaries to terminate the employment or adjust the compensation of the Grantee.
14.Relation to Other Benefits. Any economic or other benefit to the Grantee under this Notice or the Plan shall not be taken into account in determining any benefits to which the Grantee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or any of its Subsidiaries and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or any of its Subsidiaries.
15.Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Notice to the extent that the amendment is applicable hereto; provided, however, that (a) no amendment shall adversely affect the rights of the Grantee under this Notice without the Grantee’s written consent, and (b) the Grantee’s consent shall not be required to an amendment that is deemed necessary by the Company to ensure compliance with Section 409A of the Code or Section 10D of the Exchange Act.
16.Severability. In the event that one or more of the provisions of this Notice shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.
17.Relation to Plan. This Notice is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of this Notice and the Plan, the Plan shall govern. The Committee acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein or in the Plan, have the right to determine any questions which arise in connection with this Notice. Notwithstanding anything in this Notice to the contrary, Grantee acknowledges and agrees that this Notice and the award described herein are subject to the terms and conditions of the Company’s clawback policy (if any) as may be in effect from time to time specifically to implement Section 10D of the Exchange Act and any applicable rules or regulations promulgated thereunder (including applicable rules and regulations of any national securities exchange on which the Common Stock may be traded).
18.Electronic Delivery. The Company may, in its sole discretion, deliver any documents related to the PRSUs and the Grantee’s participation in the Plan, or future awards that may be granted under the Plan, by electronic means or request the Grantee’s consent to participate in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an online or electronic system established and maintained by the Company or another third party designated by the Company.
19.Governing Law. This Notice shall be governed by and construed with the internal substantive laws of the State of Delaware, without giving effect to any principle of law that would result in the application of the law of any other jurisdiction.
20.Successors and Assigns. Without limiting Section 4 hereof, the provisions of this Notice shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Grantee, and the successors and assigns of the Company.
21.Acknowledgement. The Grantee acknowledges that the Grantee (a) has received a copy of the Plan, (b) has had an opportunity to review the terms of this Notice and the Plan, (c) understands the terms and conditions of this Notice and the Plan and (d) agrees to such terms and conditions.

Statement of Performance Goals
This Statement of Performance Goals applies to the PRSUs granted to the Grantee on the Date of Grant and applies with respect to the Performance Restricted Stock Units Award Notice between the Company and the Grantee (the “Notice”). Capitalized terms used in this Statement of Performance Goals that are not specifically defined in this Statement of Performance Goals have the meanings assigned to them in the Notice.

1.	Definitions. For purposes hereof:

(a)
“Stock Price” means the highest Market Value per Share that is maintained during any period of 65 consecutive trading days that fall within the applicable Performance Period. For purposes of the Notice and this Statement of Performance Goals, any Stock Price that is achieved during a period of 65 consecutive trading days that commences in one Performance Period and ends in another Performance Period will be deemed to have been achieved in the later Performance Period.

9.
Stock Price Performance Matrix. From 0% to 100% of the PRSUs will be earned based on achievement of Stock Price during the applicable Performance Period as follows (less any PRSUs that have already been earned):

Performance Level	Stock Price	Performance Units Earned
Below Threshold	Below $29.71	0
Threshold	$29.71	1/3
Target	$36.32	2/3
Maximum	$44.02	All

10.
Number of PRSUs Earned. At the applicable time set forth in the Notice, the Committee shall determine whether and to what extent the Stock Price goals have been satisfied as of such time for the applicable Performance Period and shall determine the number of PRSUs that shall become Vested hereunder and under the Notice on the basis of the following (except that any PRSUs that have already become Vested as of such time shall be subtracted from the number so determined):

(a)	Below Threshold. If the Stock Price falls below the Threshold level, as set forth in the Performance Matrix, no PRSUs shall become Vested.

(b)	Threshold. If the Stock Price equals the Threshold level, as set forth in the Performance Matrix, 1/3 of the PRSUs (rounded down to the nearest whole number of PRSUs) shall become Vested.

(c)
Between Threshold and Target. If the Stock Price exceeds the Threshold level, but is less than the Target level, as set forth in the Performance Matrix, a portion between 1/3 and 2/3 (determined on the basis of straight-line mathematical interpolation) of the PRSUs (rounded down to the nearest whole number of PRSUs) shall become Vested.

(d)	Target. If the Stock Price equals the Target level, as set forth in the Performance Matrix, 2/3 of the PRSUs (rounded down to the nearest whole number of PRSUs) shall become Vested.

(e)
Between Target and Maximum. If the Stock Price exceeds the Target level, but is less than the Maximum level, as set forth in the Performance Matrix, a portion between 2/3 and 100% (determined on the basis of straight-line mathematical interpolation) of the PRSUs (rounded down to the nearest whole number of PRSUs) shall become Vested.

(f)	Equals or Exceeds Maximum. If the Stock Price equals or exceeds the Maximum level, as set forth in the Performance Matrix, 100% of the PRSUs shall become Vested.

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